UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2011

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado 80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Items 2.01 and 9.01 below incorporated herein by this reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 28, 2011, Jacobs Sugar Warehouse, Inc., a wholly owned subsidiary of Jacobs Entertainment, Inc. (the “Registrant”) exercised its option and entered into and closed a Purchase Agreement with Nautica Peninsula Land Limited Partnership to acquire its parking lot business and related assets in what we call the Nautica Properties area in Cleveland, Ohio, for approximately $1.0 million in cash. The Registrant funded the purchase price with corporate funds and borrowings under its bank revolving credit line. The general partner owned 1% and the limited partners owned 99% of the Nautica Peninsula Land Limited Partnership. The Registrant’s CEO owned approximately 11% of the partnership interests and controlled the partnership. Third parties owned the remaining 89% of the partnership interests.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith is the following:

(a)	Financial statements of business acquired:

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro forma financial information:

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this report on Form 8-K must be filed.

(c)	Not applicable.

(d)	Exhibit No.	Description

	10.32	Purchase Agreement between Nautica Peninsula Land Limited Partnership and Jacobs Sugar Warehouse, Inc. dated October 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

/s/ Brett A. Kramer
Date: November 3, 2011	By: Brett A. Kramer
Its: Chief Financial Officer